EXHIBIT 10.67

                           TODD MOTION CONTROLS, INC.
                                 P.O. BOX 242108
                                701 GRIFFITH ROAD
                               CHARLOTTE, NC 28224


July 31, 2000


Mr. Tiberio Lonati
S.R.A. srl
Via delle Fonti
50010 Badia a Settimo
Firenze, Italy

Dear Tiberio:

As follow up to our most recent discussion, the following is the outline of the licensing arrangement for the exclusive use of intellectual property relating to Todd Motion Controls, Inc. (TMC).

Exclusive License period for SRA: Four (4) years commencing January 1, 2001.

Annual License Fee payable to Speizman Industries: US $500,000 per year payable quarterly commencing January 1, 2001.

Description of licensed property: TMC patents, trademarks, drawings and intellectual property for the manufacture of TMC branded, metric packaging equipment.

We will retain the rights for manufacturing non-metric TMC packaging equipment for a period up to six months in order to complete our in progress inventory. Subsequent to this, we will market and distribute metric equipment relating to TMC. We will retain the rights to distribute TMC equipment in the U.S., Canada and Mexico. SRA will have distribution rights for TMC in all other areas of the world.

Additionally, Speizman Industries will receive exclusive rights for a minimum of three (3) years commencing June 13, 2000 to distribute in the U.S. and Canada all SRA packaging equipment as well as the Solis Pick and Place and related seaming equipment for men's socks.

Please acknowledge your acceptance of these terms by signing below, keeping one duplicate copy for your records and returning the other to us. Once I receive it, I will have a license agreement forwarded to formalize the agreement.

Sincerely,

SPEIZMAN INDUSTRIES, INC.                   Accepted this 11th day of August,
                                            2000.
/s/ Robert S. Speizman
                                            By: /s/ Tiberio Lonati
                                                -----------------------------
                                                    Tiberio Lonati
                                                S.R.A. srl
Robert S. Speizman
President

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